     As filed with the Securities and Exchange Commission on March 23, 2001
                                                   Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        LAWRENCE FINANCIAL HOLDINGS, INC.
 (exact name of registrant as specified in its certificate of incorporation)

          MARYLAND                                       31-4232145
(state or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

                             311 SOUTH FIFTH STREET
                               IRONTON, OHIO 45638
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    LAWRENCE FEDERAL SAVINGS BANK EMPLOYEES'
                     SAVINGS & PROFIT SHARING PLAN AND TRUST
                            (Full Title of the Plan)
                   -------------------------------------------

JACK L. BLAIR                             COPIES TO:
PRESIDENT AND CHIEF EXECUTIVE OFFICER     THOMAS P. HUTTON, ESQUIRE
LAWRENCE FINANCIAL HOLDINGS, INC.         AARON M. KASLOW, ESQUIRE
311 SOUTH FIFTH STREET                    MULDOON MURPHY & FAUCETTE LLP
IRONTON, OHIO 45638                       5101 WISCONSIN AVENUE, N.W.
(740) 532-0263                            WASHINGTON, D.C.  20016
                                          (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
             Securities Act of 1933, check the following box. / X /
                                                               ---

====================================================================================================
   Title of each Class of      Amount to be    Proposed Purchase  Estimated Aggregate  Registration
Securities to be Registered   Registered (1)   Price Per Share     Offering Price(2)       Fee
----------------------------------------------------------------------------------------------------
     Common Stock               10,000           $11.625
    $.01 par Value              Shares             (3)               $116,250            $29
----------------------------------------------------------------------------------------------------
    Participation
      Interests                   (4)                                                      (5)
====================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Lawrence Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Lawrence Financial Holdings, Inc. pursuant to 17 C.F.R. Section 230.416(a).
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) The last sale price of the common stock of Lawrence Financial Holdings, Inc. (the "Common Stock") as reported on the OTC - Bulletin Board on March 16, 2001 in accordance with 17 C.F.R. Section 230.457(c).
(4) In addition, pursuant to 17 C.F.R. Section 230.416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein based upon the maximum amount that could be issued under the plan pursuant to 17 C.F.R.
     Section 230.457(h).
(5) In accordance with 17 C.F.R. Section 230.457(h), where securities are to be offered pursuant to an employer benefit plan, the aggregate offering price and the amount of the registration fee shall be computed with respect to the maximum number of shares of Common Stock that may be purchased with the current assets of such Plan. Accordingly, no separate fee is required for the participation interests.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SECTION 230.462.
Number of Pages 11
Exhibit Index begins on Page 4

LAWRENCE FINANCIAL HOLDINGS, INC.

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the Lawrence Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust (the "Plan") required by Part I of the Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

      (a) The Prospectus filed with the SEC by Lawrence Financial Holdings, Inc. (the "Registrant") (File No. 333-45404) pursuant to Rule 424(b)(3) on November 20, 2000, which includes: the consolidated balance sheets for Lawrence Federal Savings Bank as of December 31, 1999 and 1998, and the related consolidated statements of income, comprehensive income, equity and cash flows for the years then ended.

      (b) The description of the Registrant's Common Stock contained in Registrant's Form 8-A (File No. 000-31847), as filed with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder, on October 26, 2000, and declared effective November 13, 2000 as incorporated by reference from the Company's Form SB-2 (File No. 333-45404) declared effective on November 13, 2000.

      (c) The Plan's annual report on Form 11-K for the fiscal year ended December 31, 2000, filed with the SEC on March 23, 2001.

      (d) All documents filed by the Registrant and the Plan, where applicable, pursuant to Section 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

       ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR.

Article TENTH of the Registrant's Certificate of Incorporation provides as follows:

      TENTH: The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures required, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Articles of Incorporation of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.   LIST OF EXHIBITS.

      The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

      4        Stock Certificate of Lawrence Financial Holdings, Inc.1
      8        Tax  Opinion  is  not  required.  The Registrant has submitted or hereby  undertakes  to submit the 401(k)  Plan and any  amendment thereto  to the  Internal  Revenue  Service  ("IRS")  in a timely manner and has made or will make all changes  required by the IRS in order to qualify the plan.
      10.4     Lawrence Federal Savings Bank Employees' Savings & Profit Sharing
               Plan and Trust and Adoption Agreement.1
      23       Consent of Crowe, Chizek and Company LLP.
      24       Power of Attorney is located on the signature pages.
--------------------------
1 Incorporated herein by reference from the Exhibit of the same number contained in the Registration Statement on Form SB-2 (SEC No. 333-45404), as amended.

ITEM 9.   UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

            (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material  information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement unless the information required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

      (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

      (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's or the Plan's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Lawrence Financial Holdings, Inc. certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ironton, Ohio on February 27, 2001.

                                      LAWRENCE FINANCIAL HOLDINGS, INC.


                                      By: /s/ Jack L. Blair
                                         ---------------------------------------
                                         Jack L. Blair
                                         President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Jack L. Blair as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Name                              Title                         Date
    ----                              -----                         ----

/s/ Jack L. Blair                  Director, President and     February 27, 2001
--------------------------------   Chief Executive Officer
Jack L. Blair                      (principal executive officer)


/s/ RobRoy Walters                 Chief Financial Officer     March 23, 2001
--------------------------------   (principal accounting and
RobRoy Walters                     financial officer)


/s/ Tracy E. Brammer, Jr.          Chairman of the Board       February 27, 2001
--------------------------------
Tracy E. Brammer, Jr.



/s/ Charles E. Austin, II          Director                    February 27, 2001
--------------------------------
Charles E. Austin, II

/s/ Herbert J. Karlet              Director                    February 27, 2001
--------------------------------
Herbert J. Karlet


/s/ Phillip O. McMahon             Director                    February 27, 2001
--------------------------------
Phillip O. McMahon


/s/ Robert N. Taylor               Director                    February 27, 2001
--------------------------------
Robert N. Taylor

THE PLAN.

    Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Lawrence Federal Savings Bank Employees' Savings and Profit Sharing Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ironton, Ohio on February 27, 2001.

                                LAWRENCE FEDERAL SAVINGS BANK EMPLOYEES'
                                SAVINGS AND PROFIT SHARING PLAN

                                By: /s/ Jack L. Blair
                                    --------------------------------------------
                                    Jack L. Blair
                                    Plan Administrator

                                  EXHIBIT INDEX
                                  -------------

                                                                                                         Sequentially
                                                                                                           Numbered
                                                                                                            Page
  Exhibit No.      Description                  Method of Filing                                          Location
--------------     ------------------------     ---------------------------------------------------     ------------

      4            Stock Certificate of         Incorporated herein by reference from the Exhibits
                   Lawrence Financial           of the Registrant's Registration Statement on Form
                   Holdings , Inc.              SB-2 filed with the SEC

      10.4         Lawrence Federal             Incorporated herein by reference from the Exhibits
                   Savings Bank                 of the Registrant's Registration Statement on Form
                   Employees' Savings           SB-2 filed with the SEC
                   & Profit Sharing
                   Plan and Trust and
                   Adoption Agreement

      23           Consent of Crowe,            Filed herewith.
                   Chizek and Company
                   LLP

      24           Power of Attorney            Located on the signature page.
